                                                                   Exhibit 10.14

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                SUPPORT AGREEMENT

                                RSA SECURITY INC.

         This SUPPORT AGREEMENT ("Support Agreement") is entered into by and between RSA Security Inc., a Delaware corporation ("RSA"), having a principal address at 2855 Campus Drive, Suite 400, San Mateo, CA 94403-2507, and:

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
ENTERPRISE NAME ("YOU"):  iPass Inc.                            JURISDICTION OF INCORPORATION:  California

STREET ADDRESS:  3800 Bridge Parkway                            STATE & ZIP CODE:  California 94065

CITY:  Redwood Shores

ENTERPRISE LEGAL CONTACT (NAME & TITLE):

MAINTENANCE AND SUPPORT PROGRAM ELECTED                         Standard  [X]     Premier  [ ]
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INITIAL SUPPORT FEE: [ * ] for a period of twelve (12) months from the Effective
Date of this Support Agreement.

This Support Agreement provides support and maintenance services for the RSA Software licensed under the Exhibit. The Effective Date of this Support Agreement shall be contingent upon the execution of License/Product Schedule
Exhibit 0200-iPA-LPS-1 (the "Exhibit") and payment of the Initial Support Fee of [ * ]. In the event You elect to renew this Support Agreement for subsequent twelve (12) month terms, the Support Fee for year two shall be [ * ] and the Support Fee for year three shall be [ * ]. Thereafter, subsequent renewals of this Support Agreement shall be set at the then current rate for standard maintenance and support in effect at the time of renewal. Fees for all renewal terms shall be due on or before the applicable anniversary of the Effective Date of this Support Agreement.

1.       DEFINITIONS

All capitalized terms used and not defined herein shall have the meanings set forth in the License Agreement or the following meanings:

         1.1 "LICENSE AGREEMENT" means License Agreement Number 0200-iPA-OEM-2 between RSA and You.

         1.2 "RSA SOFTWARE" means RSA proprietary software identified as RSA Software on page 1 of the License Agreement.

2.       MAINTENANCE AND SUPPORT SERVICES

                                       1.


[ * ] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
        WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         2.1 GENERAL. This Support Agreement sets forth the terms under which RSA will provide support to You for the RSA Software licensed to You for the Licensed Products, as set forth under the License Agreement. The use of and license to any Fixes and Updates provided to you hereunder shall be governed by the terms of the License Agreement.

         2.2 SUPPORT AND MAINTENANCE. RSA agrees to provide the maintenance and support specified in this Support Agreement and You agree to pay RSA's then-current annual support fee ("Support Fee").

         2.3 SUPPORT PROVIDED BY RSA. For the annual period commencing on the Effective Date hereof, and for future annual periods for which You have paid the Support Fee, RSA will provide You with the following services in accordance with the program You have elected above:

             2.3.1 SUPPORT UNDER STANDARD PROGRAM. In the event You have elected the Standard program, RSA will provide telephone support to You from 6:00 a.m. to 5:00 p.m. (Pacific Time) Monday through Friday, excluding locally observed holidays. Upon the receipt of a request for support services, RSA shall respond within one (1) business day from the time of the request. RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than two (2) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may provide on-site support reasonably determined to be necessary by RSA at Your location specified on page 1 hereof.

             2.3.2 SUPPORT UNDER PREMIER PROGRAM. In the event that You have elected the Premier program, RSA will provide telephone support to You 24 hours a day, 7 days per week. Upon the receipt for a request for support services, RSA shall respond within two hours from the time of the request. RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than five
(5) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may change the names on the list at any time by providing written notice to RSA. Upon Your request, RSA may provide on-site support reasonably determined to be necessary by RSA at Your location specified on page 1 hereof.

         2.4 ERROR CORRECTION. In the event You discover an error in the RSA Software which causes the RSA Software not to operate in material conformance to RSA's published specifications therefor, You shall submit to RSA a written report describing such error in sufficient detail to permit RSA to reproduce such error. Upon receipt of any such written report, RSA will use its reasonable efforts to correct such an error or to provide a software patch or bypass around such an error (collectively, "Fixes") as early as practicable. All Fixes provided to You shall constitute RSA Software under the License Agreement and shall be governed by the terms thereof. Under no circumstances does RSA warrant or represent all errors can or will be

                                       2.

corrected. Furthermore, RSA shall not be responsible for correcting any error if You fail to incorporate in Your Licensed Product any Fixes or Update that RSA has provided to You.

         2.5 UPDATES. RSA will from time to time offer You, at no additional cost, Updates of the RSA Software during the term of this Support Agreement. You understand, however, that RSA is not obligated to provide any Update. Absent any restriction to Your right to use the algorithms contained in RSA Software, as set forth in the applicable License Agreement in force at the time of execution of this Support Agreement. Your license rights to any Updates shall also extend to any new algorithms contained in such Updates. Any Updates acquired by You shall be governed by all of the terms and provisions of the License Agreement.

3.       MAINTENANCE AND SUPPORT FEES

         3.1 SUPPORT FEES. In consideration of RSA's providing the maintenance and support services described herein, You agree to pay RSA the initial Support Fee set forth on the first page hereof. Such amount shall be payable for the first year upon the execution of this Support Agreement, and for each subsequent year in advance of the commencement of such year. The Support Fee may be modified by RSA for each renewal term by written notice to You at least ninety
(90) days prior to the end of the then-current term. If You elect not to renew this Support Agreement for successive terms (as provided in Section 6.1 below), You may re-enroll only upon payment of the annual Support Fee for the coming year and for all Support Fees that would have been paid had You not ceased maintenance and support.

         3.2 ADDITIONAL CHARGES. In the event RSA is required to take actions to correct a difficulty or defect which is traced to Your errors, modifications, enhancements, software or hardware, then You shall pay to RSA its time and materials charges at RSA's rates then in effect. In the event that you have requested RSA's personnel to travel to perform maintenance or on-site support, You shall reimburse RSA for any reasonable out-of-pocket expenses incurred, including travel to and from Your sites, lodging, meals and shipping, as may be necessary in connection with duties performed under this Section 2 by RSA.

         3.3 TAXES. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or net income of RSA) which are imposed by or under the authority of any government or any political subdivision thereof on the Support Fees or any aspect of this Support Agreement shall be borne by You and shall not be considered a part of, a deduction from or an offset against Support Fees.

         3.4 TERMS OF PAYMENT. Support Fees due RSA hereunder shall be paid by You to the attention of the Software Licensing Department at RSA's address set forth above upon execution and, in the case of renewal terms, prior to the each anniversary thereof. A late payment penalty on any Maintenance Fees not paid when due shall be assessed at the rate of one percent (1%) per thirty (30) days. In no event shall Support Fees paid be refundable.

         3.5 U.S. CURRENCY. All payments hereunder shall be made in lawful United States currency.

                                       3.

4.       CONFIDENTIALITY

The parties agree that all obligations and conditions respecting confidentiality, use of the Source Code (if licensed to You) and publicity in the License Agreement shall apply to the parties' performance of this Support Agreement.

5. USE LIMITATIONS; TITLE; INTELLECTUAL PROPERTY INDEMNITY; LIMITATION OF LIABILITY

Any and all Upgrades and Fixes provided to You pursuant to this Support Agreement shall constitute RSA Software under the License Agreement. As such the parties' respective interests and obligations relating to the RSA Software, including but not limited to license and ownership rights thereto, use limitations (if any), intellectual property indemnity and limitation of liability, shall be governed by the terms of the License Agreement.

6.       TERM AND TERMINATION

         6.1 TERM. This Support Agreement shall commence on the Effective Date hereof and shall remain in full force and effect for an initial period of one
(1) year, unless sooner terminated in accordance with this Support Agreement. Upon expiration of the initial period and each successive period, this Support Agreement shall automatically renew for an additional one (1) year period, unless either party has notified the other of its intent to terminate as set forth in Section 6.2.3 herein.

         6.2 TERMINATION.

             6.2.1 Either party shall be entitled to terminate this Support Agreement at any time on written notice to the other in the event of a material default by the other party of this Support Agreement and a failure to cure such default within a period of thirty (30) days following receipt of written notice specifying that a default has occurred.

             6.2.2 This Support Agreement shall automatically terminate in the event that the License Agreement is terminated in accordance with its terms.

             6.2.3 This Support Agreement may also be terminated by You for any or no reason by providing written notice of such intent at least ninety (90) days prior to the end of the then-current term. RSA may cease to offer support and maintenance for future maintenance terms by notice delivered to You ninety
(90) days or more before the end of the then-current maintenance term.

             6.2.4 Upon (i) the institution of any proceedings by or against either party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days; (ii) the assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee, of any of either party's property or assets; or (iii) the liquidation, dissolution or winding up of either party's business, then and in any such events this Support Agreement may immediately be terminated by either party upon written notice.

         6.3 SURVIVAL OF CERTAIN TERMS. The following provisions shall survive any expiration or termination of this Support Agreement: Section 3.1, 4, 5, 6 and 7.

                                       4.
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7.       MISCELLANEOUS PROVISIONS

This Support Agreement is not an amendment to the License Agreement, but instead is a separate binding agreement which incorporates certain terms of the License Agreement for the purposes of brevity and assured consistency. This Agreement incorporates by this reference the "Miscellaneous Provisions" Section of the License Agreement in its entirety.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the later signature below.

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
iPASS, INC.                                     RSA SECURITY INC.

By:  /s/ Donald C. McCauley                     By:      /s/ Narendra Goel
   -----------------------------------             -----------------------------
Printed Name:     Donald C. McCauley            Printed Name:     Narendra Goel
                  --------------------                       -------------------
Title: VP & CFO                                 Title:   Director, Finance & OPS
      --------------------------------                --------------------------
Date:    2/28/2000                              Date:    2/29/2000
     ---------------------------------               ---------------------------
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                                       5.